Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Frank Cappello (216) 432-6278
SIFCO Industries, Inc. Receives Non-Compliance Notification from AMEX
On June 27, 2006, SIFCO Industries, Inc. (“Company”) received a notification from the American Stock Exchange (“Amex”), the national securities exchange that maintains principal listing for the Company’s common stock, of failure to satisfy certain of the Amex’s continued listing standards. Specifically, the Amex stated its belief that the Company’s Form 8-K filed May 15, 2006 with the U.S. Securities and Exchange Commission (“SEC”) was deficient because the Form 8-K failed to provide pro forma financial information related to the Company’s sale of the large aero portion of its turbine engine component repair business and certain related assets to SR Technics as required by Item 9.01(b)(1) of Form 8-K. The complete and accurate filing of reports required to be filed by the SEC is a condition for the Company’s continued listing on the Amex.
The Company is required to submit a plan to the Amex by July 27, 2006 advising the Amex of the actions the Company will take to bring the Company into compliance with sections 134 and 1101 of the Amex Company Guide by no later than September 30, 2006.
Forward-Looking Language
Certain statements contained in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.